Exhibit 99.1

Live Nation Entertainment Announces Launch of Concurrent Offerings of

$250 Million Convertible Senior Notes and $250 Million Senior Notes

LOS ANGELES – May 19, 2014 — Live Nation Entertainment, Inc. (NYSE: LYV) (the “Company”), a live entertainment company, announced today that it intends to offer, subject to market conditions and other factors, $250 million aggregate principal amount of convertible senior notes due 2019 (the “Convertible Notes”) and $250 million aggregate principal amount of senior notes due 2022 (the “Senior Notes”) in private offerings. The Company intends to use the net proceeds from these offerings to redeem, in the near future, all of its outstanding 2.875% Convertible Senior Notes due 2027, to pay related fees and expenses, to reinvest in the Company’s core business and for general corporate purposes, including potential acquisitions.

In connection with the Convertible Notes offering, the Company expects to grant the initial purchasers a 30-day option to purchase an additional $25 million aggregate principal amount of such Convertible Notes to cover over-allotments, if any. The completion of the Convertible Notes offering is not contingent on the completion of the Senior Notes offering, and the completion of the Senior Notes offering is not contingent on the completion of the Convertible Notes offering.

The Convertible Notes will mature on May 15, 2019, unless repurchased or converted in accordance with their terms prior to such date. Prior to the close of business on the business day immediately preceding November 15, 2018, the Convertible Notes will be convertible only upon satisfaction of certain conditions and during certain periods; thereafter, the Convertible Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the Convertible Notes will receive shares of the Company’s common stock, cash or a combination thereof, at the Company’s election. Holders of the Convertible Notes will have the right to require the Company to repurchase all or a portion of their Convertible Notes at 100% of their principal, plus any accrued and unpaid interest, upon the occurrence of certain corporate events constituting a “fundamental change” as defined in the indenture for the Convertible Notes.

The Senior Notes will be guaranteed by certain of the Company’s existing and future domestic subsidiaries and will be senior unsecured obligations of the Company. The Senior Notes will mature in 2022.

Each of the Convertible Notes and Senior Notes will be offered through a private placement and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. As a result, the Convertible Notes, the Senior Notes and any common stock issuable upon conversion of the Convertible Notes may not be offered or sold in the United States absent registration or an applicable exemption from such a registration requirements. Accordingly, the Convertible Notes will be offered within the United States only to “qualified institutional buyers” under Rule 144A of the Securities Act and the Senior Notes will be offered within the United States only to “qualified institutional buyers” under Rule 144A of the Securities Act and to certain non-U.S. persons in transactions outside the United States in compliance with Regulation S under the Securities Act.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy the Convertible Notes, any common stock issuable upon conversion of the Convertible Notes or the Senior Notes, nor shall there be any sale of such securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.

About Live Nation Entertainment:

Live Nation Entertainment (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation & House of Blues Concerts, LN Media and Artist Nation Management. For additional information, visit: www.livenationentertainment.com

Media Contact:

Jacqueline Peterson

jacquelinepeterson@livenation.com

310.360.3051

Investor Contact:

Maili Bergman

IR@livenation.com

310.867.7000

Information found on Live Nation Entertainment’s website is not incorporated by reference.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the offering and the expected use of the net proceeds, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company refers you to the documents it files with the Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of its annual report on Form 10-K for the year ended December 31, 2013 and quarterly reports on Form 10-Q, and its periodic reports on Form 8-K, which contain and identify important factors that could cause actual results to differ materially from those contained in the Company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.